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                                                                     Exhibit 5.1

                             Godfrey & Kahn, S.C.
                               Attorneys At Law
                            780 North Water Street
                            Milwaukee, WI 53202-3590
                              Tel: (414) 273-3500
                              Fax: (414) 273-5198


                                August 14, 1997

Kohl's Corporation
N56 W17000 Ridgewood Drive
Menomonee Falls, Wisconsin 53051

Ladies and Gentlemen:

     In connection with the registration of 690,000 shares of common stock, par value $0.01 per share (the "Shares"), of Kohl's Corporation, a Wisconsin corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about August 15, 1997 (the "Registration Statement"), you have requested our opinion with respect to the following matters. The Shares will be sold pursuant to an underwriting agreement (the "Underwriting Agreement") substantially in the form filed as an Exhibit to the Registration Statement.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and, for purposes of this opinion, have assumed such proceedings not yet completed will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, records and papers as we have deemed necessary or appropriate for purposes of this opinion. We have, with your consent, relied as to factual matters on certificates or other documents furnished by the Company and upon such other documents and data that we have deemed appropriate and, for purposes of this opinion, have assumed that the certificates and other documents to be furnished in connection with the closing of the sale of the Shares will be delivered in the manner presently proposed. We have assumed the genuineness of all signatures, the authenticity of all documents
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submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     With your consent, we are opining herein only on the laws of the State of Wisconsin. We express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or the laws of any other jurisdiction.

     Based on such examination and review, and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable, subject to
Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (the "WBCL").

     Section 180.0622(2)(b) of the WBCL provides that shareholders of a corporation may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon issuance thereof.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Godfrey & Kahn, S.C.

                                        GODFREY & KAHN, S.C.

DFC:cr

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